EXHIBIT 23.3

Consent of Independent Registered Public Accounting Firm

Exar Corporation

Fremont, California

We hereby consent to the incorporation by reference in the Prospectus constituting a part of this Registration Statement of our reports dated June 12, 2013, relating to the consolidated financial statements of Exar Corporation and the effectiveness of Exar Corporation’s internal control over financial reporting appearing in the Company’s Annual Report on Form 10-K for the year ended March 31, 2013.

We also consent to the reference to us under the caption “Experts” in the Prospectus.

/s/ BDO USA, LLP

San Jose, California

July 25, 2013